Exhibit 99.1

Virtusa Announces Second Quarter Fiscal 2020 Consolidated Financial Results

•	Second quarter fiscal 2020 revenue of $328.5 million increased 3.0% sequentially and 7.5% year-over-year.
•	Second quarter fiscal 2020 GAAP diluted EPS of $0.20. Non-GAAP diluted EPS of $0.54.
•	Second quarter fiscal 2020 GAAP operating income of $19.2 million. Non-GAAP operating income of $29.4 million.
•	Cash provided by operating activities of $21.6 million, representing 7% of revenue.
•	Repurchased approximately 505,000 shares for $18.7 million under share repurchase program.

Southborough, MA – (November 7, 2019) Virtusa Corporation (NASDAQ GS: VRTU), a global provider of digital strategy, digital engineering and IT services and solutions that help clients change and disrupt markets through innovation engineering, today reported consolidated financial results for the second quarter fiscal 2020, ended September 30, 2019.

Second Quarter Fiscal 2020 Consolidated Financial Results

Revenue for the second quarter of fiscal 2020 was $328.5 million, an increase of 3.0% sequentially and 7.5% year-over-year. On a constant currency basis, (1) second quarter revenue increased 3.5% sequentially and 8.4% year-over-year.

Virtusa reported GAAP income from operations of $19.2 million for the second quarter of fiscal 2020, compared to $13.4 million for the first quarter of fiscal 2020 and $14.0 million for the second quarter of fiscal 2019.

GAAP net income available to common shareholders for the second quarter of fiscal 2020 was $6.0 million, or $0.20 per diluted share, compared to $4.7 million, or $0.15 per diluted share, for the first quarter of fiscal 2020, and $0.4 million, or $0.01 per diluted share, for the second quarter of fiscal 2019.

Non-GAAP Results*

Non-GAAP income from operations was $29.4 million for the second quarter of fiscal 2020, compared with $24.2 million for the first quarter of fiscal 2020 and $29.0 million for the second quarter of fiscal 2019.

Non-GAAP net income was $18.1 million, or $0.54 per diluted share, for the second quarter of fiscal 2020, compared to $13.9 million, or $0.41 per diluted share, for the first quarter of fiscal 2020, and $18.2 million, or $0.54 per diluted share, for the second quarter of fiscal 2019.

*Please refer to the Non-GAAP Financial Information section of this press release for definitions of our Non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures.

Balance Sheet and Cash Flow

The Company ended the second quarter of fiscal 2020 with $198.5 million of cash, cash equivalents and investments (2). Cash provided by operating activities was $21.6 million for the second quarter of fiscal 2020.

Share Repurchase

During the second quarter of fiscal 2020, pursuant to the Company’s share repurchase program, Virtusa repurchased 505,565 shares for $18.7 million at an average price of $36.93. As of September 30, 2019, a total of approximately $11.3 million remained available for future use under Virtusa’s share repurchase program.

Management Commentary

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “The demand for digital and cloud transformation is virtually universal across all our industries and geographies, as every organization today is under pressure to deliver greater customer value and increased efficiency. Our creativity, engineering expertise and deep domain knowledge position us extraordinarily well to capitalize on this long-term demand trend. Nevertheless, we are not standing still, we are highly focused on continuing to improve our overall business model through greater revenue diversification, investing to stay ahead of next generation technologies, and increasing our own operating efficiency.”

Ranjan Kalia, Chief Financial Officer, said, “We delivered solid second quarter fiscal 2020 results with revenue and non-GAAP EPS above the midpoint of our guidance and strong operating cash flow. Looking to the second half of the fiscal year, based on current demand trends and business momentum, we expect our business to perform in line with our expectations and we reiterate the midpoint of our FY 2020 revenue guidance and raise the midpoint of our non-GAAP EPS guidance.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•	Third quarter fiscal 2020 revenue is expected to be in the range of $332 to $340 million. GAAP diluted EPS is expected to be in the range of $0.38 to $0.44. Non-GAAP diluted EPS is expected to be in the range of $0.73 to $0.79.

•	Fiscal year 2020 revenue is expected to be in the range of $1,330 to $1,350 million. GAAP diluted EPS is expected to be in the range of $1.25 to $1.39. Non-GAAP diluted EPS is expected to be in the range of $2.51 to $2.65.

In accordance with US GAAP, Virtusa applies the if-converted method to its convertible preferred shares when reporting its fiscal year 2020 results. The if-converted method is used to calculate the share impact of convertible securities. Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in reported results and full year guidance.

•	Second quarter GAAP EPS was calculated by including the impact of dividends and accretion on the convertible preferred shares in net income available to common stockholders and excluding the impact of the convertible preferred shares from the weighted average shares outstanding as these shares were anti-dilutive on a GAAP basis. Second quarter non-GAAP EPS was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding as these shares were dilutive on a non-GAAP basis.

•	Third and fourth quarter fiscal 2020 GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be dilutive. Thus, in determining third and fourth quarter fiscal 2020 GAAP EPS guidance, dividends and accretion on the convertible preferred shares are not deducted from net income available to common stockholders and the impact of the convertible preferred shares are included in the weighted average shares outstanding.

•	Fiscal 2020 GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be anti-dilutive. Thus, in determining full fiscal year 2020 GAAP EPS guidance, dividends and accretion on the convertible preferred shares are deducted from net income available to common stockholders and the convertible preferred shares have been excluded from weighted average shares outstanding.

•	Fiscal 2020 non-GAAP EPS guidance was calculated under the assumption that these convertible preferred shares will be dilutive for the third and fourth quarters of fiscal year 2020. Thus, in determining third quarter, fourth quarter and full fiscal year 2020 non-GAAP EPS guidance, dividends and accretion on the convertible preferred shares are not deducted from net income available to common stockholders and the impact of the convertible preferred shares are included in the weighted average shares outstanding.

The Company’s third quarter and fiscal year 2020 diluted GAAP EPS estimates are based on average share counts of approximately 33.4 million and 30.7 million, respectively. The Company’s third quarter and fiscal year 2020 diluted Non-GAAP EPS estimates are based on average share counts of approximately 33.4 million and 33.7 million, respectively. GAAP and Non-GAAP average share counts assume a stock price of $37.12, which was derived from the average closing price of the Company’s stock over the five trading days ended on November 1, 2019.

Conference Call and Webcast

Virtusa will host a conference call today, November 7, 2019 at 5:00 p.m. Eastern Time to discuss the Company’s second quarter fiscal 2020 financial results, current financial guidance, and other corporate developments. To access this call, please dial 844-695-5524 (domestic) or 412-317-5461 (international). A replay of this conference call will be available through November 14, 2019 at 877-344-7529 (domestic) or 412-317-0088 (international). The replay passcode is 10135674. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of digital business strategy, digital engineering, and information technology (IT) services and solutions that help clients change, disrupt, and unlock new value through innovation engineering. Virtusa serves Global 2000 companies in Banking, Financial Services, Insurance, Healthcare, Communications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Virtusa helps clients grow their business with innovative products and services that create operational efficiency using digital labor, future-proof operational and IT platforms, and rationalization and modernization of IT applications infrastructure. This is achieved through a unique approach blending deep contextual expertise, empowered agile teams, and measurably better engineering to create holistic solutions that drive business forward at unparalleled velocity enabled by a culture of cooperative disruption.

© 2019 Virtusa Corporation.  All rights reserved.

Virtusa is a registered trademark of Virtusa Corporation.  All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•	Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa's revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•	Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•	Virtusa also presents consolidated statements of income (loss) measures that exclude, when applicable, stock-based compensation expense, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, impairment of long-lived assets, non-recurring third party financing costs, the tax impact of dividends received from foreign subsidiaries, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes, and the impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”) to provide further insights into the comparison of Virtusa’s operating results among the periods.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the three and six months ended September 30:

	(in thousands, except per share amounts)
	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
GAAP income from operations	$19,235	$14,019	$32,663	$27,943
Add: Stock-based compensation expense	5,834	9,124	12,510	17,062
Add: Acquisition-related charges and restructuring charges(a)	4,299	5,829	8,396	11,495
Non-GAAP income from operations	$29,368	$28,972	$53,569	$56,500

GAAP operating margin	5.9%	4.6%	5.0%	4.6%
Effect of above adjustments to income from operations	3.0%	4.9%	3.3%	4.7%
Non-GAAP operating margin	8.9%	9.5%	8.3%	9.3%

GAAP net income (loss) available to Virtusa common stockholders	$6,014	$417	$10,761	$(6,966)
Add: Stock-based compensation expense	5,834	9,124	12,510	17,062
Add: Acquisition-related charges and restructuring charges(a)	4,420	6,300	8,663	12,427
Add: Foreign currency transaction losses(b)	3,437	9,355	2,235	20,113
Tax adjustments (c)	(2,664)	(8,126)	(4,314)	(9,943)
Noncontrolling interest, net of taxes (d)	7	50	(28)	177
Non-GAAP net income available to Virtusa common stockholders	$17,048	$17,120	$29,827	$32,870

GAAP diluted earnings (loss) per share (f)	$0.20	$0.01	$0.35	$(0.23)
Effect of stock-based compensation expense (g)	0.17	0.27	0.37	0.51
Effect of acquisition-related charges and restructuring charges(a) (g)	0.13	0.19	0.26	0.37
Effect of foreign currency transaction losses(b) (g)	0.10	0.28	0.07	0.60
Effect of tax adjustments (c) (g)	(0.08)	(0.24)	(0.13)	(0.30)
Effect of noncontrolling interest (d) (g)	-	-	-	-
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	0.03	0.03	0.06	0.06
Effect of change in dilutive shares for non-GAAP (f)	(0.01)	-	(0.03)	0.03
Non-GAAP diluted earnings per share (e) (g)	$0.54	$0.54	$0.95	$1.04

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, transaction-related professional fees,  acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, accreted interest related to deferred acquisition payments, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits,  facility exit costs as well as certain professional fees related to restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Amortization of intangible assets	$3,440	$2,994	$6,661	$5,770
Acquisition and integration costs	$859	$2,835	$1,735	$5,725
Acquisition-related charges included in costs of revenue and operating expense	$4,299	$5,829	$8,396	$11,495
Accreted interest related to deferred acquisition payments	$121	$471	$267	$932
Total acquisition-related charges and restructuring charges	$4,420	$6,300	$8,663	$12,427

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods, excluding the initial impact of our election to treat certain subsidiaries as disregarded entities for U.S. tax purposes and for fiscal year 2020, excluding BEAT tax impact in contemplation of a reorganization of our Indian legal entities. Tax adjustments also assumes application of foreign tax credit benefits in the United States.

(d) Noncontrolling interest represents the minority shareholders interest of Polaris.

(e) Non-GAAP diluted earnings per share is subject to rounding.

(f) During the three and six months ended September 30, 2019 and 2018, all of the 3,000,000 shares of Series A Convertible Preferred Stock were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using the if-converted method to calculate the non-GAAP diluted earnings per share for the three and six months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP net income available to Virtusa common stockholders	$17,048	$17,120	$29,827	$32,870
Add: Dividends and accretion on Series A Convertible Preferred Stock	$1,088	$1,088	$2,175	$2,175
Non-GAAP net income available to Virtusa common stockholders and assumed conversion	$18,136	$18,208	$32,002	$35,045

GAAP dilutive weighted average shares outstanding	30,708,162	30,627,044	30,821,287	29,700,151
Add: Incremental dilutive effect of employee stock options and unvested restricted stock awards and restricted stock units	-	-	-	866,156
Add: Incremental effect of Series A Convertible Preferred Stock as converted	3,000,000	3,000,000	3,000,000	3,000,000
Non-GAAP dilutive weighted average shares outstanding	33,708,162	33,627,044	33,821,287	33,566,307

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

Footnotes

(1) To determine sequential revenue change in constant currency for the Company's second quarter of fiscal 2020, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended June 30, 2019, rather than the actual exchange rate in effect for the three months ended September 30, 2019. To determine year-over-year revenue change in constant currency for the Company's second quarter of fiscal 2020, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended September 30, 2018, rather than the actual exchange rate in effect for the three months ended September 30, 2019. The average exchange rates for the three months ended September 30, 2018, June 30, 2019, and September 30, 2019 are included in the table below:

	Average U.S. Dollar Exchange Rate For the Three Months Ended
	September 30, 2018	June 30, 2019	September 30, 2019
GBP	1.30	1.28	1.23
Euro	1.16	1.12	1.11
SEK	0.11	0.11	0.10

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company's overall liquidity. All of the Company's investments are classified as available-for-sale debt securities and equity securities, including the Company's long-term investments, which meet the credit rating and diversification requirements of the Company's investment policy as approved by the Company's audit committee and board of directors.

(3) Earnings per share amounts for each quarter may not necessarily total to the yearly earnings per share due to the weighting of shares outstanding on a quarterly and year to date basis.

(4) On March 3, 2016, Virtusa acquired a majority interest in Polaris. In accordance with US GAAP, Polaris financial results for the quarter ending September 30, 2019 and assets and liabilities as of that date have been consolidated in full into Virtusa’s financial statements. Net assets attributable to ownership in Polaris by minority shareholders (Non-controlling Interest) in our Consolidated Balance Sheets was $15.1 million at September 30, 2019. Profit attributable to minority shareholders (Non-controlling Interest) in the Consolidated Statements of Income was $0.1 million on a GAAP basis and $0.1 million on a non-GAAP basis for the quarter ending September 30, 2019.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, management's forecast of financial performance, the share repurchase program, the growth of our business and management's plans, objectives, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, and our growth rate, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the potential material assessment by the Indian government of certain statutory defined contribution obligations of employees and employers, the potential material assessment by the IRS in connection with a notice of proposed adjustment related to the employment tax treatment of certain payments made to certain Company employees, currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; inability of Virtusa to service the debt incurred by Virtusa to acquire Polaris and the delisting process or to maintain compliance with certain financial covenants under the loan facility; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; the inability to pay cash dividends on the convertible preferred stock in connection with the Orogen convertible preferred stock financing, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa's ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa's ability to expand its business or effectively manage growth; Virtusa's ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa's ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa's earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa's ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa's ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa's operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa's senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa's common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa's public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2019	March 31, 2019

Assets:
Cash and cash equivalents	$183,372	$189,676
Short-term investments	14,908	33,138
Accounts receivable, net	155,510	162,396
Unbilled accounts receivable	113,683	113,431
Prepaid expenses	52,736	42,314
Restricted cash	233	351
Asset held for sale	8,844	8,978
Other current assets	32,862	29,967
Total current assets	562,148	580,251

Property and equipment, net	111,412	119,865
Operating lease right-of-use assets	50,933	-
Investments accounted for using equity method	1,474	1,446
Long-term investments	198	322
Deferred income taxes	29,735	28,770
Goodwill	277,061	279,543
Intangible assets, net	101,330	92,440
Other long-term assets	39,895	29,836
Total assets	$1,174,186	$1,132,473

Liabilities, Series A Convertible Preferred Stock, Redeemable noncontrolling interest and Stockholders' equity:
Accounts payable	$35,032	$46,471
Accrued employee compensation and benefits	72,506	74,801
Deferred revenue	6,887	6,421
Accrued expenses and other	66,910	70,050
Current portion of long-term debt	14,532	11,407
Operating lease liabilities	10,882	-
Income taxes payable	5,184	4,844
Total current liabilities	211,933	213,994
Deferred income taxes	15,271	15,824
Operating lease liabilities, noncurrent	44,535	-
Long-term debt, less current portion	369,992	351,320
Long-term liabilities	27,815	29,824
Total liabilities	669,546	610,962

Series A Convertible Preferred Stock	107,243	107,161
Redeemable noncontrolling interest	-	23,576

Virtusa stockholders' equity	382,269	390,774
Noncontrolling interest in subsidiaries	15,128	-
Total stockholders' equity	397,397	390,774
Total liabilities, Series A convertible preferred stock, redeemable noncontrolling interest and stockholders' equity	$1,174,186	$1,132,473

Virtusa Corporation and Subsidiaries

 Consolidated Statements of Income (Loss)

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$328,501	$305,520	$647,525	$605,551
Costs of revenue	238,584	216,346	473,319	432,827
Gross profit	89,917	89,174	174,206	172,724
Total operating expenses	70,682	75,155	141,543	144,781

Income from operations	19,235	14,019	32,663	27,943

Other income (expense):
Interest income	551	589	1,224	1,353
Interest expense	(4,835)	(4,514)	(9,743)	(8,768)
Foreign currency transaction losses, net	(3,437)	(9,355)	(2,235)	(20,113)
Other, net	564	819	928	1,443
Total other expense	(7,157)	(12,461)	(9,826)	(26,085)

Income before income tax expense (benefit)	12,078	1,558	22,837	1,858
Income tax expense (benefit)	4,830	(402)	9,569	5,463
Net income (loss)	7,248	1,960	13,268	(3,605)
Less: net income attributable to noncontrolling interests, net of tax	146	455	332	1,186
Net income (loss) available to Virtusa stockholders	7,102	$1,505	$12,936	$(4,791)
Less: Series A Convertible Preferred Stock dividends and accretion	1,088	1,088	2,175	2,175
Net income (loss) available to Virtusa common stockholders	6,014	$417	$10,761	$(6,966)

Basic earnings (loss) per share available to Virtusa common stockholders	$0.20	$0.01	$0.36	$(0.23)
Diluted earnings (loss) per share available to Virtusa common stockholders	$0.20	$0.01	$0.35	$(0.23)
Weighted average number of common shares outstanding:
Basic	30,107,942	29,767,276	30,137,926	29,700,151
Diluted	30,708,162	30,627,044	30,821,287	29,700,151

Virtusa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Six Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$13,268	$(3,605)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,711	14,593
Share-based compensation expense	12,510	17,062
Provision (recovery) for doubtful accounts	(313)	(236)
Gain on disposal of property and equipment	(351)	(159)
Foreign currency transaction losses, net	2,235	20,113
Amortization of discounts and premiums on investments	(6)	76
Amortization of debt issuance cost	546	546
Deferred income taxes, net	62	(6,522)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	4,221	(1,975)
Prepaid expenses and other current assets	(7,735)	(11,238)
Other long-term assets	(12,673)	(4,009)
Accounts payable	(8,298)	232
Accrued employee compensation and benefits	(4,744)	(5,834)
Accrued expenses and other current liabilities	11,382	11,179
Operating lease liabilities	141	-
Income taxes payable	(2,748)	3,133
Other long-term liabilities	596	(73)
Net cash provided by operating activities	23,804	33,283
Cash flows from investing activities:
Proceeds from sale of property and equipment	651	451
Purchase of short-term investments	(20,279)	(68,803)
Proceeds from sale or maturity of short-term investments	38,240	60,571
Payments for asset acquisitions	(7,251)	-
Payment of deferred consideration related to business acquisition	(17,500)	-
Business acquisition, net of cash acquired	-	(34)
Purchase of property and equipment	(8,479)	(18,875)
Net cash used in investing activities	(14,618)	(26,690)
Cash flows from financing activities:
Proceeds from exercise of common stock options	194	428
Proceeds from exercise of subsidiary stock options	93	326
Proceeds from revolving credit facility	-	32,000
Proceeds from debt	27,500	-
Payment of debt	(6,250)	(6,250)
Repurchase of common stock	(18,680)	-
Payments of withholding taxes related to net share settlements of restricted stock	(3,658)	(7,602)
Purchase of redeemable noncontrolling interest related to Polaris	(8,675)	(28,396)
Payment of contingent consideration related to acquisition	-	(100)
Principal payments on capital lease obligation	(32)	(43)
Payment of dividend on Series A Convertible Preferred Stock	(2,092)	(2,092)
Net cash used in financing activities	(11,600)	(11,729)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,012)	(11,694)
Net decrease in cash, cash equivalents and restricted cash	(6,426)	(16,830)
Cash, cash equivalents and restricted cash, beginning of year	190,113	195,236
Cash, cash equivalents and restricted cash, end of period	183,687	$178,406

Supplemental Non-GAAP Financial Information as of September 30, 2019 and 2018:

Reconciliation from cash, cash equivalents and restricted cash to total cash and cash equivalents, short-term investments and long-term investments:

Cash, cash equivalents and restricted cash, end of period	$183,687	$178,406
Less : Restricted cash	(315)	(1,425)
Total Cash and cash equivalents end of period	183,372	176,981

Short-term investments	14,908	54,108
Long-term investments	198	1,410
Total short-term and long-term investments, end of period	15,106	55,518

Total cash and cash equivalents, short-term and long-term investments	$198,478	232,499

Virtusa Corporation and Subsidiaries

Reconciliation of Non-GAAP Guidance**

	Three months ending		Fiscal Year ending
	December 31, 2019		March 31, 2020
	Low	High	Low	High

GAAP diluted earnings per share	$0.38	$0.44	$1.25	$1.39

Effect of stock-based compensation expense	0.17	0.17	0.70	0.70
Effect of acquisition-related charges and restructuring charges	0.13	0.13	0.51	0.51
Effect of foreign currency transaction (gains) losses	0.00	0.00	0.07	0.07
Effect of change in dilutive shares for non-GAAP	0.00	0.00	(0.11)	(0.12)
Effect of tax impact from Tax Act	0.00	0.00	0.00	0.00
Effect of tax adjustments	0.05	0.05	(0.03)	(0.01)
Effect of noncontrolling interest	(0.00)	(0.00)	(0.00)	(0.00)
Effect on dividend on Series A Convertible Preferred Stock	0.00	0.00	0.13	0.13
Non-GAAP diluted earnings per share#	$0.73	$0.79	$2.51	$2.65

Weighted average diluted shares outstanding
- GAAP	33.4	33.4	30.7	30.7
- Non-GAAP	33.4	33.4	33.7	33.7

** EPS impact is subject to rounding

# To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share for each of the non-GAAP adjustments

Media Contact:

Conversion Marketing

Ron Favali, 727-512-4490

ron@conversionam.com

Investor Contact:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com